                                                                              1.

                                                                    EXHIBIT 3.43

                                                   Ontario Corporation Number
                                                 Numero de la societe en Ontario
                                                             1214935

For Ministry Use Only
A l'usage exclusif du ministere   Ministere da
                                  la Consommation
[LOGO]                            et du Commerce
                                  CERTIFICAT
Consumer and                      Ceci certifie que les presents
Ontario Commercial Relations      statuts entrent en vigueur le
CERTIFICATE
This is to certify that these
articles are effective on

        DECEMBER 19 DECEMBRE, 1996

             /s/ [ILLEGIBLE]
            Director/Directeur
Business Corporations Act/Loi sur les societes par actions

                            ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

   Form 1
  Business
Corporations
    Act

1.    The name of the corporation is:    Denomination sociale de la societe:

      CINCINNATI MILACRON CANADA INC.

  Formule 1
   Loi sur
les societes
 par actions

2.    The address of the registered office:   Addresse du siege social:

                               181 Bay Street, Suite 2100
     ---------------------------------------------------------------------------
     (Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
        (Rue et numero, ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero du bureau)

                         Toronto, Ontario.                    [M  5  J  2  T  3]
     ---------------------------------------------------------------------------
              (Name of Municipality or post office)                (Postal Code)
         (Nom de la municipalite ou du bureau de poste)            (Code Postal)

3.   Number (or minimum                  Nombre (ou nombres
     and maximum number)                 minimal et maximal)
     of directors is:                    d'administrateurs:

     Minimum of one (1), maximum of ten (10)

4.    The first director(s) is/ are      Premier(s) administrateur(s):                  Resident
                                                                                        Canadian
First name, Initials and surname         Residence address, giving Street & No., or     State
Prenom, initiales et nom de famille      R.R. No., Municipality and Postal Code         Yes or No
                                         Addresse personnelle, y compris la rue et      Resident
                                         le numero, le numero de la R.R., le nom        canadien
                                         de la municipalite et le code postal           Oui/Non
-----------------------------------------------------------------------------------------------------
Edward J. Kowal                          1276 Greenoaks Drive                           Yes
                                         Mississauga, Ontario.
                                         L5J 3A5

                                                                              2.

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

      Limites, s'll y a lieu, imposees aux activities commerciales ou aux pouvoirs de la socials.

      No restrictions.

6. The classes and any maximum number of shares that the corporation is authorized to issue:

      Categories et nombre maximal, s'il y a lieu, d'actions [ILLEGIBLE] la societe est autorisee a emettre:

      An unlimited number of common shares.

                                                                              3.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

      Droits, privileges, restrictions at conditions, s'll y a lieu, attaches a cheque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qul peut etre emise en serie:

      Common Shares

      1. The holders of the common shares shall be entitled to receive, as and when declared by the board of directors of the Corporation, out of monies properly applicable to the payment of dividends, dividends on the common shares at any time outstanding which the directors may determine to declare and pay in any fiscal year of the Corporation.

      2. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

      3. At all meetings of the shareholders, the holders of the common shares of the Corporation shall be entitled to one (1) vote for each common share held by them.

      4. Any amendment to the articles of the Corporation to delete or vary any right, privilege, restriction or condition attaching to the common shares or to create shares ranking in priority to or on a parity with the common shares, in addition to the authorization by special resolution, shall be authorized by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the common shares duly called for that purpose.

                                                                              4.

8.    The issue, transfer or ownership        L'emission, le transfert du la
      of shares is/is not restricted and      propriete d'actions est/n'est pas
      the restrictions (if any) are as        restreinte. Les restrictions, s'il
      follows:                                y a lieu, sont les suivantes:

      No Shares shall be sold, transferred or otherwise disposed of without the approval of:

      (a) the directors of the Corporation, expressed by a resolution of the board of directors;

            or

      (b) the shareholders of the Corporation, expressed by a resolution of the shareholders.

                                                                              5.

9.    Other provisions, if any, are:          Autres dispositions, s'il y a lieu:

      1. The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as a single shareholder.

      2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

      3. The directors of the Corporation may, without authorization of the shareholders:

            (a)   borrow money upon the credit of the Corporation;

            (b) issue, reissue, sell or pledge debt obligations of the Corporation;

            (c) subject to Section 20 of the Business Corporations Act, R.S.O. 1990, c.B.16, (the "Act"), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

            (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt obligation of the Corporation.

            The words "debt obligation" and "security interest" as used in this paragraph shall have the meanings provided in subsection 1(1) of the Act.

      4. The directors of the Corporation may, by resolution, delegate any or all of the powers referred to in the foregoing paragraph 3 to a director, a committee of directors or an officer.

                                                                              6.

10.   The names and addresses of the incorporators are       Nom et adresse des fondateurs
      First name, initials and surname or corporate name     Full residence address or address of
      Prenom, initial et nom de famille ou denomination      registered office or of principal place of
      sociale                                                business giving street & No. or R.R. No.,
                                                             municipality and postal code

                                                             Adresse personnelle au complet, adresse
                                                             du siege social ou adresse de l'establissement
                                                             principal, y compris la rue et le numero, le
                                                             numero de la R.R., le nom de la
                                                             municipalite et le code postal

      Edward   J.   Kowal                                    1276 Greenoaks Drive,
                                                             Mississauga, Ontario.
                                                             L5J 3A5

These articles are signed in duplicate.

Les presents statuts sont signes en double exemplaire.

                           Signature of incorporators
                           (signatures des fondateurs)

                              /s/ Edward J. Kowal
                          -----------------------------
                                 Edward J. Kowal

                                                                              1.

For Ministry Use Only                              Ontario Corporation Number
A l'usage exclusif du ministere                  Numero de la societe en Ontario
[LOGO]     Ministry of          Ministere de                1214935
           Consumer and         la Consommation
           Commercial           et du Commerce
           Relations

CERTIFICATE                     CERTIFICAT
This is to certify that these   Ceci certifie que les presents
articles are effective on       statuts entrent en vigueur le

        OCTOBER 01 OCTOBRE, 1998

             /s/ [ILLEGIBLE]
            Director/Directeur
Business Corporations Act/ Loi sur les societes par actions

                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION

Form 3
Business
Corporations
Act

      1. The name of the corporation is:     Denomination sociale de la societe:

         CINCINNATI MILACRON CANADA INC.

Formule 3
Loi sur les
societes par
actions

      2. The name of the corporation is      (Nouvelle denomination sociale de
         changed to (if applicable):         la societe (s'il y a lieu):

         MILACRON CANADA INC.

      3. Date of Incorporation/amalgamation: Date de la constitution ou de la fusion:

                                1996/DECEMBER/19
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

      4. The articles of the corporation are      Les statuts de la societe sont
         amended as follows:                      modifies de la facon suivante.

                  To change the name of the Corporation from CINCINATI MILACRON CANADA INC. to MILACRON CANADA INC.


DYE & DURHAM
 Corporation
From-on-Click
   CBR 173

                                                                              2.

Form 3
Business
Corporations
Act

Formule 3
Loi sur les
societes par
actions


5. The amendment has been duly                    La modification a ete dument
   authorized as required by                      autorisee conformement aux
   Sections 168 & 170 (as applicable)             articles 168 et 170 (selon le
   of the Business Corporations Act.              cas) de la Loi sur les
                                                  societes par actions.

6. The resolution authorizing the                 Les actionnaires ou les
   amendment was approved by the                  administrateurs (selon le cas)
   shareholders/directors                         de la societe ont approuve la
   (as applicable) of the                         resolution autorisant la
   corporation on                                 modification le


                                1998/SEPTEMBER/28
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in duplicate.      Les presents status sont signes en
                                             double exemplaire.

                                             CINCINNATI MILACRON CANADA INC.
                                        ----------------------------------------
                                                    (Name of Corporation)
                                           (Denomination sociale de la societe)

                                                                Ronald L. Smith-
                                By:/Par /s/ Ronald L. Smith        PRESIDENT
                                        ----------------------------------------
                                        (Signature)      (Description of Office)
                                        (Signature)             (Fonction)




Dye & Durham
Corporation
Forms -On-Disk

CBR 173